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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the use in the Prospectus constituting part of this Amendment No. 3 to Registration Statement on Form S-1 of our report dated March 1, 1996, relating to the consolidated financial statements of Optika Imaging Systems, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Boulder, Colorado
July 17, 1996